Exhibit 10.19

THIRD AMENDMENT TO COMMERCIAL CREDIT AGREEMENT

THIS THIRD AMENDMENT TO COMMERCIAL CREDIT AGREEMENT (“Third Amendment”), dated as of September 22, 2010, is made and entered into by and between ELECTRO RENT CORPORATION, a California corporation (“Borrower”), and UNION BANK, N.A., a national banking association formerly known as Union Bank of California, N.A. (“Bank”).

RECITALS:

A. Borrower and Bank are parties to that certain Commercial Credit Agreement dated as of September 29, 2008, as amended by (i) that certain First Amendment dated as of March 6, 2009 and (ii) that certain Second Amendment dated as of September 17, 2009 (as so amended, the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower in the amounts provided for therein.

B. Borrower has requested that Bank agree to extend the termination date of the Revolving Loan (as such term is defined in Section 1.1 of the Agreement) from September 30, 2010 to September 30, 2011. Bank is willing to agree to so extend the termination date of the Revolving Loan, subject, however, to the terms and conditions of this Third Amendment.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.	Amendments to the Agreement.

(a) Section 1.1 of the Agreement is hereby amended by substituting the date “September 30, 2011” for the date “September 30, 2010” appearing in the eighth line thereof.

(b) Section 1.1.1 of the Agreement is hereby amended by substituting the date “September 30, 2011” for the date “September 30, 2010” appearing in the last line thereof.

(c) Section 1.1.2 of the Agreement is hereby amended by substituting the date “September 30, 2011” for the date “September 30, 2010” appearing in the last line thereof.

3. Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a) A counterpart of this Third Amendment, duly executed by Borrower and acknowledged by Guarantors where indicated hereinbelow;

(b) An extension fee in connection with the extension of the termination date of the Revolving Loan, as provided for herein, in the sum of Ten Thousand Dollars ($10,000), which extension fee shall be non-refundable;

(c) A legal documentation fee in connection with the preparation of this Third Amendment, in the sum of Three Hundred Dollars ($300), which legal documentation fee shall be non-refundable; and

(d) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Third Amendment.

4.	Ratification.

(a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment.

5.	Representations and Warranties. Borrower represents and warrants as follows:

(a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(b) The execution, delivery and performance of this Third Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c) This Third Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

(d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower”

ELECTRO RENT CORPORATION

By:
Craig R. Jones
Vice President and Chief Financial Officer

“Bank” UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:
Senior Vice President

Acknowledgment of Guarantors

The undersigned, as Guarantors pursuant to those certain Continuing Guaranties dated as of September 29, 2008 (collectively, the “Guaranties”), hereby consent to the foregoing Third Amendment and acknowledge and agree, without in any manner limiting or qualifying their obligations under the Guaranties, that payment of the Obligations (as such term is defined in each of the Guaranties) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement, as amended by the Third Amendment, are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranties.

ER INTERNATIONAL, INC.

By:
Craig R. Jones
Vice President and Chief Financial Officer

ELECTRO RENT ASIA, INC.

By:
Craig R. Jones
Vice President and Chief Financial Officer

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